Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2026 FOURTH QUARTER AND YEAR-END RESULTS

THE WOODLANDS, TX – April 15, 2026 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2026 fourth quarter and year ended January 31, 2026.

Revenues for the fourth quarter of fiscal 2026 were approximately $9.8 million compared to $9.7 million for the third quarter of fiscal 2026 and $15.0 million for the fourth quarter of fiscal 2025.

The Company reported operating income of approximately $78,000 for the fourth quarter of fiscal 2026 compared to $774,000 for the third quarter of fiscal 2026 and $2.8 million for the fourth quarter of fiscal 2025. For the full year of fiscal 2026 the Company reported operating income of approximately $2.9 million compared to $6.8 million in fiscal 2025.Net loss for the fourth quarter of fiscal 2026 amounted to approximately $271,000, or a loss of $0.03 per share, compared to net income of $62,000, or $0.01 per share, for the third quarter of fiscal 2026 and $2.0 million, or $0.25 per share, for the fourth quarter of fiscal 2025. In computing net income (loss) per common share, approximately 9,040,000 shares were outstanding for the fourth quarter of fiscal 2026, compared to approximately 8,046,000 shares for the third quarter of fiscal 2026, and 7,969,000 shares during the fourth quarter of fiscal 2025.

Adjusted EBITDA for the fourth quarter of fiscal 2026 was approximately $1.1 million compared to $1.3 million for the third quarter of fiscal 2026 and $3.0 million for the fourth quarter of fiscal 2025. Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Product orders related to our Seamap segment was approximately $13.9 million as of January 31, 2026 compared to $7.2 million at October 31, 2025 and $16.2 million at January 31, 2025.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “Despite lower operating income and a small net loss for the fourth quarter of fiscal 2026, our overall performance in fiscal 2026 demonstrates MIND’s ability to deliver favorable results amid an uncertain and evolving macro environment. We generated another year of meaningful cash flow from operations and positive earnings and Adjusted EBITDA, supported by disciplined operational execution and our ability to capitalize on pockets of demand. While uncertainty has persisted across our markets, Seamap revenues remain elevated relative to historical levels and were flat sequentially with the third quarter.

“Although overall customer interest and engagement remain positive, we have seen customers defer order commitments for larger systems due to economic uncertainty and geopolitical turmoil. Pauses like this are not uncommon in periods of economic uncertainty. However, based on historical experience we view this pause as a short-term disruption.

“I believe MIND is well positioned to capitalize on opportunities as they emerge across our end markets. Our capital allocation strategy remains centered on adding accretive scale, expanding our offerings, and enhancing stockholder value. With this in mind, we have several levers we can pull, including mergers and acquisitions, investments in organic initiatives such as expanding existing product lines, and strategic partnerships. These provide us with flexibility to address our scale and promote growth by allocating capital to the areas that present the most compelling returns.

“Looking ahead, we expect our results for fiscal 2027 to be down when compared to fiscal 2026. Despite this view, we expect to maintain positive cash flow and intend to leverage our enhanced liquidity, which includes cash on hand of approximately $19.1 million, to position MIND for improved financial results as market conditions stabilize. We continue to benefit from a differentiated, market-leading suite of products, a strong balance sheet and efficient capital structure. The work we have done in recent years to strengthen the Company and establish a solid foundation will prove invaluable as we navigate near-term headwinds and drive meaningful long-term value for our stakeholders in future periods,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Thursday, April 16, 2026 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2026 fourth quarter and year-end results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through April 23, 20265 and may be accessed by calling (201) 612-7415 and using passcode 1375180#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter and year ended January 31, 2026 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net income from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	January 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$19,050	$5,336
Accounts receivable, net of allowance for credit losses of $332 at January 31, 2026 and 2025	12,570	11,817
Inventories, net	11,150	13,745
Prepaid expenses and other current assets	2,114	1,217
Total current assets	44,884	32,115
Property and equipment, net	1,235	890
Operating lease right-of-use assets	1,092	1,320
Intangible assets, net	1,753	2,308
Deferred tax asset	302	87
Total assets	$49,266	$36,720
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,214	$2,558
Deferred revenue	320	189
Customer deposits	971	1,603
Accrued expenses and other current liabilities	1,596	1,245
Income taxes payable	2,656	2,473
Operating lease liabilities - current	686	577
Total current liabilities	7,443	8,645
Operating lease liabilities - non-current	406	743
Total liabilities	7,849	9,388
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; no shares issued and outstanding at January 31, 2026 and January 31, 2025, respectively	—	—
Common stock $0.01 par value; 40,000 shares authorized; 9,089 and 7,969 shares issued and outstanding at January 31, 2026 and 2025, respectively	91	80
Additional paid-in capital	148,990	135,666
Accumulated deficit	(107,698)	(108,448)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	41,417	27,332
Total liabilities and stockholders’ equity	$49,266	$36,720

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenues:
Sale of marine technology products	$9,796	$15,044	$40,947	$46,863
Cost of sales:
Sale of marine technology products	5,805	8,494	22,283	25,896
Gross profit	3,991	6,550	18,664	20,967
Operating expenses:
Selling, general and administrative	3,305	2,986	13,347	11,291
Research and development	389	562	1,586	1,914
Depreciation and amortization	219	220	873	944
Total operating expenses	3,913	3,768	15,806	14,149
Operating income	78	2,782	2,858	6,818
Other income (expense):
Other income (expense), net	122	(80)	43	240
Other (expense) income	122	(80)	43	240
Income before income taxes	200	2,702	2,901	7,058
Provision for income taxes	(471)	(671)	(2,151)	(1,984)
Net (loss) income	$(271)	$2,031	$750	$5,074
Gain on Preferred Stock conversion	$—	$—	$—	$14,785
Preferred stock dividends - undeclared	—	—	—	(2,256)
Net (loss) income attributable to common stockholders	$(271)	$2,031	$750	$17,603
Net (loss) income per common share - Basic and diluted	$(0.03)	$0.25	$0.09	$4.32
Shares used in computing loss per common share:
Basic	9,040	7,969	8,258	4,078
Diluted	9,040	7,969	8,328	4,078

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2026	2025
Cash flows from operating activities:
Net income	$750	$5,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	873	944
Stock-based compensation	1,550	235
Provision for inventory obsolescence	227	68
Gross profit from sale of other equipment	—	(457)
Deferred tax expense (benefit)	(215)	35
Changes in:
Accounts receivable	(735)	(5,246)
Unbilled revenue	(20)	(7)
Inventories	2,366	(441)
Income taxes receivable and payable	183	360
Accounts payable, accrued expenses and other current liabilities	(1,999)	45
Prepaid expenses and other current and long-term assets	(895)	1,897
Deferred revenue and customer deposits	501	(1,856)
Net cash provided by operating activities	2,586	651
Cash flows from investing activities:
Purchases of property and equipment	(663)	(437)
Sale of other assets	—	457
Net cash (used in) provided by investing activities	(663)	20
Cash flows from financing activities:
Preferred stock conversion transaction costs	—	(619)
Proceeds from issuance of common stock, net	11,785	—
Net cash provided by (used in) financing activities	11,785	(619)
Effect of changes in foreign exchange rates on cash and cash equivalents	6	(5)
Net increase in cash and cash equivalents	13,714	47
Cash and cash equivalents, beginning of period	5,336	5,289
Cash and cash equivalents, end of period	$19,050	$5,336

MIND TECHNOLOGY, INC.

Reconciliation of Net (Loss) Income and Net Cash Provided by (Used in) Operating Activities to EBITDA and

Adjusted EBITDA

(in thousands)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2026	2025	2026	2025
	(in thousands)		(in thousands)
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (loss) income	$(271)	$2,031	$750	$5,074
Depreciation and amortization	219	220	873	944
Provision for income taxes	471	671	2,151	1,984
EBITDA	419	2,922	3,774	8,002
Stock-based compensation	714	95	1,550	235
Adjusted EBITDA	$1,133	$3,017	$5,324	$8,237
Reconciliation of Net Cash Provided by (Used In) Operating Activities to EBITDA
Net cash (used in) provided by operating activities	$(1,217)	$2,058	$2,586	$651
Stock-based compensation	(714)	(95)	(1,550)	(235)
Provision for inventory obsolescence	(182)	(1)	(227)	(68)
Changes in accounts receivable (current and long-term)	1,963	2,411	755	5,253
Taxes paid, net of refunds	299	243	2,202	1,654
Gain on sale of other equipment	—	—	—	457
Changes in inventory	(380)	(3,503)	(2,366)	441
Changes in accounts payable, accrued expenses and other current liabilities, deferred revenue and customer deposits	(389)	1,621	1,498	1,811
Changes in prepaid expenses and other current and long-term assets	1,040	179	895	(1,897)
Other	(1)	9	(19)	(65)
EBITDA (1)	$419	$2,922	$3,774	$8,002

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.